EXHIBIT 10.3

SHARE AND WARRANT CANCELLATION AGREEMENT

THIS SHARE AND WARRANT CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of this 9th day of January 2009 by and between SRKP 18, Inc., a Delaware corporation (“SRKP 18”) and the stockholders of SRKP 18, as set forth on Schedule I attached hereto (such stockholders collectively referred to herein as the “Stockholders”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Exchange Agreement (as hereinafter defined).

RECITALS

WHEREAS, SRKP 18, World Orient Universal Limited, a company organized under the laws of the British Virgin Islands (“World Orient”), and the shareholders of World Orient (the “World Orient Shareholders”) entered into a Share Exchange Agreement, dated as of December 11, 2008 (the “Exchange Agreement”), a copy of which is attached hereto as Exhibit A, whereupon SRKP 18 agreed to issue an aggregate of 1,985,000 shares of its common stock to the World Orient Shareholders in exchange for all of the issued and outstanding shares of World Orient (the “Share Exchange”);

WHEREAS, after the Share Exchange, SRKP 18 agreed to offer Zhong Bo, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting (the “ZST Management”) a thirty (30) day right to purchase up to an aggregate of 12,530,000 shares of our common stock at a per share purchase price of $0.2806 (the “Purchase Right”);

WHEREAS, SRKP 18 agreed to enter into an agreement with the Stockholders to cancel 0.3317 shares of common stock and warrants to purchase 0.5328 shares of common stock held by each of them for one (1) share of common stock purchased by the ZST Management pursuant to the Purchase Right;

WHEREAS, assuming the exercise in full of the Purchase Right, the Stockholders shall cancel (i) an aggregate of 4,156,390 shares of SRKP 18 common stock held by such Stockholders (the “Shares”), as such Shares are more particularly set forth on Schedule I attached hereto, and (ii) an aggregate of 6,676,390 warrants to purchase shares of SRKP 18 common stock held by such Stockholders (the “Warrants”), as such Warrants are more particularly set forth on Schedule II attached hereto; and

WHEREAS, the Stockholders acknowledge that they would benefit from the completion of the transactions contemplated by the Exchange Agreement.

NOW, THEREFORE, for and in consideration of the execution and delivery of the Exchange Agreement, and the payment of good and valuable consideration pursuant to the Exchange Agreement, the receipt and sufficiency of which is hereby acknowledged, SRKP 18 and the Stockholders, each intending to be legally bound by this Agreement, hereby agree as follows:

AGREEMENT

1.  DUTIES

1.1  Rights and Obligations of the Parties.  The parties shall be entitled to such rights and shall perform such duties as set forth herein.  In the event that the terms of this Agreement conflict in any way with the provisions of the Exchange Agreement, the Exchange Agreement shall control.

1.2  Cancellation of Shares and Warrants.  Upon the exercise of the Purchase Right, for each one (1) share of common stock purchased by the ZST Management, 0.3317 of the Shares and 0.5328 of the Warrants shall be deemed automatically cancelled on a pro rata basis with respect to the Shares and Warrants held by each Stockholder.  The Stockholders agree to execute any and all documents, including, but not limited to, stock powers for the stock certificates representing the Shares, as SRKP 18 reasonably determines necessary to effect the cancellation of the Shares and the Warrants pursuant to the terms of this Agreement.

2.  DIVIDENDS; VOTING RIGHTS; STOCK SPLITS

2.1  Cash Dividends; Voting Rights.  Prior to the exercise of the Purchase Right, the Stockholders shall have rights to cash or stock dividends with respect to the Shares and the Warrants, if any, and have rights to vote their respective Shares, if any such matter requiring stockholder approval shall arise.

2.2  Stock Splits; Stock Dividends.  In the event of any stock split or other similar transaction with respect to SRKP 18 common stock that becomes effective prior to the exercise of the Purchase Right, the additional shares or warrants issued with respect to the Shares or the Warrants shall be similarly cancelled.

3.  MISCELLANEOUS

3.1  Transferability.  None of the rights and obligations of the Stockholders hereunder shall be transferable.

3.2  Notices.  Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by (i) registered or certified mail, postage prepaid, addressed as follows, (ii) facsimile to the facsimile numbers identified below or (iii) overnight courier (such as UPS or FedEx), addressed as follows:

If to SRKP 18:

SRKP 18, Inc.
4737 North Ocean Drive, Suite 207
Lauderdale by the Sea, FL 33308
Attention: Richard Rappaport
Telecopy No.:  (310) 843-9304

If to the Stockholders:

to the address set forth next to the name of each of the Stockholders in Schedule I.

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

3.3  Construction.  The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

3.4  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be.

3.5  Severability.  If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

3.6  Interpretation.  The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.  This Agreement shall be construed and interpreted without regard to any rule or presumption requiring that it be construed or interpreted against the party causing it to be drafted.

3.7  Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

3.8  Amendments.  This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

3.9 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Share and Warrant Cancellation Agreement as of the day and year first above written.

SRKP 18, INC.		STOCKHOLDERS

By:	/s/ Richard Rappaport	/s/ Debbie Schwartzberg
Name: Richard Rappaport		Debbie Schwartzberg
Title: President
/s/ Janine Frisco
Janine Frisco

/s/ Richard Rappaport
WestPark Financial Services, LLC By: Richard Rappaport Its: President

/s/ Richard Rappaport
Richard Rappaport

/s/ Anthony Pintsopoulos
Anthony Pintsopoulos

/s/ Richard Rappaport
Amanda Rappaport Trust By: Richard Rappaport Its: Trustee

/s/ Richard Rappaport
Kailey Rappaport Trust By: Richard Rappaport Its: Trustee

/s/ Kevin DePrimio
Kevin DePrimio

/s/ Jason Stern
Jason Stern

/s/ Debbie Schwartzberg
The Julie Schwartzberg Trust dated 2/9/2000 By: Debbie Schwartzberg Its: Trustee

/s/ Debbie Schwartzberg
The David N. Sterling Trust dated 2/3/2000 By: Debbie Schwartzberg Its: Trustee

Schedule I

Stockholders of SRKP 18, Inc.

	Stockholder	Shares to be cancelled per the terms of this Agreement	Pre-Purchase Right Shares	Post-Purchase Right Shares (assuming full exercise of the Purchase Right)
1.	Debbie Schwartzberg 785 5th Avenue , Apt 10C New York, NY 10022	585,705	1,000,000	414,295

2.	The Julie Schwartzberg Trust 785 5th Avenue , Apt 10C New York, NY 10022	58,570	100,000	41,430

3.	The David N. Sterling Trust 785 5th Avenue , Apt 10C New York, NY 10022	58,570	100,000	41,430

4.	Janine Frisco 200 Oceangate, Suite 1500 Long Beach, CA 90802-4302	145,474	248,374	102,900

5.	WestPark Financial Services, LLC 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	1,624,733	2,773,979	1,149,246

6.	Richard Rappaport 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	665,021	1,135,420	470,399

7.	Anthony Pintsopoulos 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	415,639	709,639	294,000

8.	Amanda Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	187,038	319,338	132,300

9.	Kailey Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	187,038	319,338	132,300

10.	Kevin DePrimio 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	145,474	248,374	102,900

11.	Jason Stern 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	83,128	141,928	58,800
		4,156,390	7,096,390	2,940,000

Schedule II

Warrantholders of SRKP 18, Inc.

	Warrantholder	Warrants to be cancelled per the terms of this Agreement	Pre-Purchase Right Warrants	Post-Purchase Right Warrants (assuming full exercise of the Purchase Right)
1.	Debbie Schwartzberg 785 5th Avenue , Apt 10C New York, NY 10022	940,815	1,000,000	59,185

2.	The Julie Schwartzberg Trust 785 5th Avenue , Apt 10C New York, NY 10022	94,081	100,000	5,919

3.	The David N. Sterling Trust 785 5th Avenue , Apt 10C New York, NY 10022	94,081	100,000	5,919

4.	Janine Frisco 200 Oceangate, Suite 1500 Long Beach, CA 90802-4302	233,674	248,374	14,700

5.	WestPark Financial Services, LLC 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	2,609,802	2,773,979	164,177

6.	Richard Rappaport 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	1,068,220	1,135,420	67,200

7.	Anthony Pintsopoulos 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	667,639	709,639	42,000

8.	Amanda Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	300,438	319,338	18,900

9.	Kailey Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	300,438	319,338	18,900

10.	Kevin DePrimio 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	233,674	248,374	14,700

11.	Jason Stern 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	133,528	141,928	8,400
		6,676,390	7,096,390	420,000

Exhibit A

Share Exchange Agreement